Exhibit 10.1

LEASE AGREEMENT

This Lease (“Lease”) is made and entered into as of February 20, 2024 (the “Effective Date”) by and between the Landlord and the Tenant named below.

ARTICLE 1. Definitions and Certain Basic Provisions.

1.1	(a)	“Landlord”:	RUNNING PUMP BUSINESS CENTER, LP, a Pennsylvania Limited Partnership

	(b)	“Managing Agent”:	Running Pump Business Center, LLC

	(c)	“Tenant”:	LifeMD

	(d)	“Project”:	Running Pump Business Center, Running Pump Road, East Hempfield Township, Lancaster County, PA, as more particularly depicted on Exhibit “A” attached hereto and incorporated herein.

	(e)	“Demised Premises” or “Premises”:	The space within the Project shown on the attached Exhibit “A” and described as Units, 106, 107, & 108 comprised of 22,500 ± square feet of industrial flex space.

	(f)	“Lease Term”:	Five (5) years and Three (3) Months

	(g)	Option to extend the Lease Term:	One (1) option of Five (5) years

	(h)	“Commencement Date”:	March 1, 2024

	(i)	“Rent Commencement Date”	June 1,2024

	(j)	Minimum Annual Rent:

Year l	$201,375.00 ($16,781.25/month)
Year 2	$207,416.28 ($17,284.69/month)
Year 3	$213,638.76 ($17,803.23/month)
Year 4	$220,047.96 ($18,337.33/month)
Year 5	$226,649.40 ($18,887.45/month)

(k)	Permitted Use:	For warehousing, distribution, pharmaceutical processing, running a licensed pharmacy operation, and related office activities.

(I)	Substantial Completion:	N/A

(m)	Security Deposit	$16,780.00

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1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in the other provisions of this Lease.

ARTICLE 2. Demise; Site Plan.

2.1 Landlord hereby demises and Leases to Tenant and Tenant hereby hires from Landlord the Demised Premises. In the event that the Premises contains any roadways or other improvements intended for mutual use with an adjacent parcel, then this demise includes the right to the nonexclusive use, in common with others, of all such common areas, subject to the terms and conditions of this Lease.

2.2 The plan for the Project is attached as Exhibit “A”. Except for the Demised Premises, Landlord reserves the right to reconfigure, alter, or otherwise modify the locations and/or dimensions of any planned buildings or other improvements shown on Exhibit “A”, and Landlord shall have no obligation to construct any planned improvements relating to the Project other than as described in Section 9.1. Landlord agrees to provide Tenant with thirty (30) days prior written notice of any material work or changes to the Project that could affect Tenant’s operation of or access to the Premises and Common Areas, or affect the visibility of Tenant’s signage.

ARTICLE 3. Occupancy and Acceptance of Demised Premises.

3.1 By occupying the Demised Premises, Tenant shall be deemed to have accepted the same in their present “AS-IS” condition, subject only to Landlord’s obligation to perform any work as expressly provided in Section 9.1 of this Lease and to have acknowledged that the same comply fully with Landlord’s covenants and obligations under this Lease.

3.2 If for any reason whatsoever Landlord cannot deliver possession of the Demised Premises on the Turnover Date in accordance with Section 9.1 of this Lease, Landlord shall not be deemed to be in default, and Tenant agrees to accept possession of the Demised Premises at such time as Landlord is able to tender the same and such date shall become the Turnover Date, subject to Tenant’s right of termination as set forth in Section 9.1.

ARTICLE 4. Term: Possession; Holdover; Security Deposit

4.1 (a) The Lease Term shall commence on the Commencement Date and shall be for the period set forth in Section 1.1 (f).lf the Commencement Date commences on a day other than the first day of a month, the remainder of the partial month immediately following the actual Commencement Date shall also be included in the first year of the Lease Term..

(b) Tenant is hereby granted the option to extend the Lease Term of this Lease for the number of period(s) and years set forth in Section 1.1(g). provided that: (i) this Lease has not been assigned by Tenant prior to the date of the commencement of the applicable option; (ii) no Event of Default has occurred as of the date of the notice or date of the applicable option or an event, which with the giving of notice, passage of time or both would constitute an Event of Default by Tenant under this Lease; (iii) Tenant has given written notice to Landlord of the exercise of the extension option not less than one hundred and eighty (180) prior to the expiration of the then current term of the Lease. If Tenant exercises its option to extend the Lease Term, all other terms and conditions of this Lease applicable to the initial Lease Term shall apply and

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Tenant shall pay to Landlord minimum annual rent in the amount set forth in the schedule below:

Year 6	$233,448.84	$(19,454.07	/month)
Year 7	$240,452.28	$(20,037.69	/month)
Year 8	$247,665.84	$(20,638.82	/month)
Year 9	$255,096.00	$(21,258.00	/month)
Year 10	$262,748.88	$(21,895.74	/month)

4.2 A “Lease Year” shall be each period of one year commencing on the Commencement Date or any anniversary thereof, or, if Commencement Date is other than the first day of a month, commencing on the first day of the first calendar month after the Commencement Date or any anniversary thereof.

4.3 If Tenant remains in possession of the Demised Premises after the expiration or sooner termination of this Lease without Landlord’s express written consent, Landlord may deem Tenant to be a trespasser and take all actions allowable under applicable law to cease the occupancy of Tenant or Landlord may deem Tenant to be holding over from month to month; in either event Tenant shall be liable to Landlord for Tenant’s occupancy of the Demised Premises at 150% of the Minimum Rent and additional rent last payable during the preceding Lease Year (prorated on a monthly basis) subject to all conditions, provisions and obligations of this Lease, and Landlord also shall have all of the rights and remedies it would have hereunder after an Event of Default.

4.4 Upon the expiration of the Lease Term or any extension thereof or any sooner termination of this Lease, Tenant shall peacefully vacate and surrender the Demised Premises with its improvements to Landlord in good condition and repair, ordinary wear and tear excepted; provided, however, Tenant shall remove any of Tenant’s improvements constructed by or for Tenant on the Demised Premises after the Commencement Date unless otherwise agreed in writing by Landlord in which event title to such improvements shall vest in Landlord as of the expiration or earlier termination of the Lease Term.

4.5 Intentionally omitted.

4.6 The security deposit as specified in Section 1.1 (m) shall be paid by Tenant upon signing of this Lease by all parties. Such deposit shall be held by Landlord as security for the payment of all rent and other sums of money which shall or may be payable for the full stated term of this Lease and for the faithful performance by Tenant of all covenants and agreements made on Tenant’s part in this Lease. Tenant shall have no right to require Landlord to indemnify itself from such sum of money or part thereof to any particular violation or default by Tenant, and the appropriation of said sum of money or part thereof to indemnify for any such default or violation shall be at all times discretionary with Landlord. Within forty-five (45) days of termination of this Lease, Landlord shall return to Tenant the aforesaid security deposit, without interest, less such amount as Landlord has appropriated therefrom under the provisions of this paragraph; provided, however, that in the event of termination by reason of Tenant’s default, Landlord may retain such security deposit as security for payment by Tenant of damages arising by reason of such default until the date upon this Lease would have expired had it not been so terminated by default.

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ARTICLE 5. Rent.

5.1 Minimum Annual Rent shall accrue hereunder from the Rent Commencement Date, and shall be payable to Landlord at Landlord’s address.

5.2 Tenant agrees to pay Minimum Annual Rent in monthly installments equal to one- twelfth of the amount specified in Section 1.1 (i) or Section 4.1(b), if applicable. All payments are due on or before the first day of the each calendar month; provided that if the Rent Commencement Date is other than the first day of a calendar month, the Minimum Annual Rent for that month shall be prorated and due on the Rent Commencement Date. All payments of rent shall be payable without prior notice or demand at the office of Landlord to which notices are to be delivered (as set forth below), or at such other place as Landlord shall by written notice specify.

5.3 All Minimum Annual Rent and all additional rent and any other payments due from Tenant to Landlord under this Lease are due and payable without offset or deduction of any nature.

5.4 In the event any payment due from Tenant to Landlord under this Lease is not received by Landlord within five (5) business days after its due date for any reason whatsoever Tenant shall pay to Landlord a late payment processing fee in an amount equal to the greater of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the amount otherwise due in order to reimburse Landlord for the additional costs of service and processing. Additionally, upon Tenant receiving written notice from Landlord stating the base amount of past due rent, any unpaid sum of such past due rent shall bear interest from the fifth (5th) business day after the date when due until the date when paid at a rate equal to twelve (12%) percent per annum. Such processing fees and interest shall be payable as additional rent and shall be immediately due and payable without the necessity of demand by Landlord and without offset or deduction of any nature.

ARTICLE 6. Rules and Regulations.

6.1 Tenant shall comply with all rules and regulations in effect at the time of the execution of this Lease or at any time or times, and from time to time, reasonably promulgated by Landlord, including the installation and maintenance of any fire extinguisher and other safety equipment located within the Demised Premises as Landlord may reasonably require. The current Rules of the Project are attached hereto and made a part hereof as Exhibit “B”;

ARTICLE 7. Common Areas.

7.1 “Common Areas” are defined as areas within the Project but outside the Demised Premises.

7.2 Common Area Maintenance (“CAM”) charges will include all taxes, shell building and common area insurance, lawn care, snow removal, water, sewer, trash removal, sprinkler system and other expenses detailed on Exhibit “C”. Expenses included on Exhibit “C” shall comprise the “Base Year” CAM charges. CAM charges shall be apportioned to the Tenant based upon the total square footage of the Premises divided by 120,000 square feet and prorated to reflect that actual number of days within the applicable year Tenant occupied the Premises. The Base Year shall be defined as the period ending December 31,2023. CAM charges shall be paid as “Additional Rent” each month in addition to the monthly portion of the Minimum Annual Rent.

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Not later than the first day of March following the completion of the Base Year and subsequent years, Landlord shall provide a written statement with supporting documentation in reasonable detail reflecting actual CAM expenses to Tenant for the year completed December 31, 2024 and for every subsequent year thereafter. CAM expenses shall be adjusted for each tenant prorata based upon the square footage of the Premises divided by 120,000 square feet and prorated to reflect that actual number of days within the applicable year Tenant occupied the Premises. Tenant will either be (1) billed for additional CAM expenses for the prior year which shall be payable within thirty (30) days thereafter; or, (2) Tenant will be credited for any excess against current year CAM expenses.

ARTICLE 8. Permitted Use; Obligations of Tenant.

8.1 (a) The Demised Premises may be used only for the Permitted Use described in Section 1.1 (j) unless consented to in writing by Landlord, in its sole discretion.

     (b) Landlord shall be responsible for obtaining and maintaining all use or occupancy permits necessary to operate the Demised Premises and shall be responsible for all compliance by the Premises with any applicable laws and ordinances now or hereafter in force including, without limitation, the Americans With Disabilities Act.

8.2 Tenant warrants and represents that at all times:

(a) Tenant shall, at its own cost and expense, remove the garbage and all other rubbish and refuse from the Demised Premises and keep the entire Demised Premises, including without limitation, all accessways, parking areas, landscaped areas, sidewalks, ser- viceways, and loading areas neat, clean, and free from trash and debris. Tenant agrees to comply with the requirements of all laws and governmental authorities in regard to the storage, handling and disposal of all garbage and rubbish. Tenant agrees to keep all accumulated rubbish in covered containers and to have same removed regularly from the Demised Premises. All bailed and unbailed cardboard boxes shall be stored within the Demised Premises;

(b) If Tenant fails to do so, Landlord may, at Landlord’s option and upon ten (10) days’ prior written notice to Tenant, elect to perform Tenant’s maintenance, repair and cleaning obligations and Tenant shall reimburse Landlord for the cost thereof within fifteen (15) days of receipt of an invoice, reasonable detailing the costs associated therewith, and Landlord’s request thereof. Notwithstanding the foregoing, Landlord shall have no obligation to perform any such work;

(c) Tenant shall give to Landlord prompt written notice of any accident, fire, or damage occurring on or to the Demised Premises;

(d) Tenant shall not commit any waste of the Demised Premises and shall keep the Demised Premises clean, orderly, sanitary and free from objectionable odors and from insects, vermin and other pests;

(e) Tenant shall not, without Landlord’s prior written consent, keep anything within the Demised Premises or use the Demised Premises other than what is listed as the Permitted Use Section of this Agreement for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Project. All property kept, stored, or maintained within the Demised Premises by Tenant shall be at Tenant’s sole risk.

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ARTICLE 9. Landlord’s Work: Tenant’s Work: Maintenance and Repairs.

9.1 Landlord shall perform, install, and complete only the improvements to or for the benefit of the Demised Premises that are set forth upon Exhibit “D”, attached hereto and made a part hereof, prior to the Commencement Date. Otherwise, the Premises shall be leased on an “as-is” basis.

9.2 Tenant agrees to do or perform all of the following, which shall constitute “Tenant’s Work”: (i) erect and install the improvements upon the Demised Premises set forth upon Exhibit “E” attached hereto and made a part hereof; and (ii) be solely responsible for all work other than Landlord’s Work that is necessary or desirable for the use and enjoyment of the Demised Premises by Tenant that is not specifically listed on Exhibit “D”, whether or not such work is listed on Exhibit “D”. All improvements installed by or on behalf of Tenant other than what is specifically listed on Exhibit “E” shall be owned by Tenant, whether or not Landlord has directly or indirectly provided any funding or other subsidization of the cost thereof. Tenant shall fully comply with all of Tenant’s obligations pursuant to the terms, covenants, and conditions of said Exhibit “E”. together with any proposed changes thereto. All proposed changes to Exhibit “E” are subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld and Landlord agrees to approve or give detailed written reasons for disapproval within twenty (20) business days after receipt by Landlord of the request as well as all information necessary for Landlord to evaluate the request. Landlord has not and will not review any of Tenant’s plans or specifications or any of the construction documents to determine their adequacy for Tenant’s intended use or whether they are in compliance with any applicable governmental requirements, Tenant being solely responsible for all adequacy and compliance, including the responsibility to obtain any required building permit, compliance with building ordinances, and a final Certificate of Occupancy. Landlord will cooperate and assist Tenant in obtaining such Certificate of Occupancy and other building, use, and occupancy permits at no cost to Landlord. Tenant shall deliver to Landlord copies of the building permit and of all other necessary permits and approvals prior to beginning construction and shall deliver to Landlord a copy of the permanent Certificate of Occupancy for the Demised Premises prior to the commencement of Tenant’s business at the Demised Premises. In the event that Exhibit “E” is not attached to this Lease, then Tenant shall prepare and submit Exhibit” E” to Landlord, for Landlord’s approval as soon as reasonably possible after execution of this Lease. Landlord shall reasonably approve or disapprove the proposed Exhibit “E” and shall provide written notice of approval or the reason(s) for disapproval within fifteen (15) business days after Tenant’s submission.

9.3 The following provisions shall apply whenever Tenant performs any work to the Demised Premises, including, but not limited to, all work to be performed by Tenant, whether during, or after (as to repair of damage, caused prior to or during move-out) the actual Lease Term:

(a) Tenant shall take all reasonable steps or legally required measures to prevent any safety hazards or attractive nuisances upon the Premises;

(b) Landlord shall approve in advance any and all contractors Tenant shall utilize to perform the work or related activities which approval shall not be unreasonably withheld, conditioned, or delayed;

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(c) Tenant shall take all other steps which are appropriate to prevent construction or other work or activities performed by Tenant from delaying or interfering with the prosecution or completion of any work being performed by Landlord or any other tenant on the Project, or with the use and enjoyment of the balance of the Project by Landlord or any other tenant;

(d) Tenant shall comply with any reasonable procedures and regulations prescribed by Landlord from time to time for the coordination of Tenant’s construction with other activities taking place on the balance of the Project including the use of such construction entrance(s) as may be designated from time to time by Landlord with at least 24 hours advance notice; and

(e) Prior to the commencement of and during the construction of any improvements to the Demised Premises by Tenant, and prior to any other work being performed by or for Tenant, Tenant shall deliver to Landlord such waivers, releases, notices, and other instruments as are necessary to protect against the filing of any mechanic’s or materialmen’s liens against any portion of the Demised Premises or Project as a result of work performed by or at the request of Tenant. Tenant shall not permit any mechanics’, materialmen’s or similar liens to remain upon the Demised Premises for labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Demised Premises or at the direction or with the consent of Tenant, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Tenant may, however, contest the validity of any such lien or claim, provided Tenant shall give the Landlord such reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Demised Premises by reason of such nonpayment as Landlord may reasonably require. Upon final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Landlord with all proper costs and charges including, but not limited to, court costs and reasonable attorney’s fees and shall cause such lien to be released of record without cost to Landlord.

9.4 Tenant may not apply for or seek any zoning variance or other special use or other special governmental building or use permit or license relating to the Demised Premises or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord agrees to cooperate with Tenant so that Tenant may construct its improvements in accordance with Exhibit “E” and the approved site plan and specifications and use the Demised Premises for the Permitted Use.

9.5 Landlord shall maintain in good condition all Common Areas, including, without limitation, the roof, foundation, exterior of the Building and structures attached thereto, utility lines up to and servicing the Building, and the structural soundness of the exterior and load-bearing walls of the Building. Landlord shall not be required to make any repairs occasioned by the acts or negligence of Tenant, its agents, employees, subtenants, licensees, and concessionaires. Tenant shall give immediate written notice to Landlord of the need for repairs to such items and Landlord shall use reasonable efforts to make such repairs within a reasonable time after such notice. Landlord’s liability for such repairs shall be limited to the cost of such repairs .

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9.6 Tenant shall keep the entire Demised Premises in good clean condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents and other pests, and make all needed repairs and replacements, including replacement of cracked or broken glass within the Demised Premises; except for repair and replacement expressly required to be made by Landlord under the provisions of Section 9.5, Landlord agrees to assign to Tenant or to enforce for the benefit of Tenant any warranties covering any of the foregoing that were issued in the name of Landlord. Tenant shall also promptly repair or replace, at its sole cost and expense, any damage to any improvements within the Project caused by Tenant or anyone claiming by or through Tenant, or caused by the installation or removal of Tenant’s property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord or its agents or employees or another tenant occupying the Project. If any repairs required to be made by Tenant hereunder are not made or initiated within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs (but shall have no obligation to do so) without liability to Tenant for any loss or damage which may result to Tenant’s stock or business by reason of such repairs, and Tenant shall pay the Landlord upon demand as additional rent hereunder the cost of such repairs plus interest at the rate of twelve percent (12%) per annum from the date of payment by Landlord until repaid by Tenant. At the expiration of this Lease, Tenant shall surrender the Demised Premises in good condition, reasonable wear and tear, excepted.

9.7 Landlord shall deliver possession of the Premises to Tenant with a HVAC system (the “HVAC System”) in good condition and working order. During the entire term of this Lease, Tenant shall carry a standard maintenance contract on the HVAC System at Tenant’s expense, such that the HVAC System is being maintained under the maintenance contract as outlined on the attached Exhibit “F”. Tenant shall pay for all routine maintenance required under such maintenance contract during the Lease Term and for any additional costs associated therewith, subject to the Maintenance Cap (as defined in Section 9.8 herein). Upon a written request from Landlord, Tenant shall provide Landlord with a copy of the then current maintenance contract within ten (10) days after Landlord’s request.

Other than the routine maintenance required under the maintenance contract, Landlord shall be solely responsible for causing all HVAC Repairs (as defined below in this Section 9.7) to be completed, subject, however, to the Maintenance Cap (as defined in Section 9.8 herein) and the Tenant’s rights in the remainder of this Section 9.7. Notwithstanding the foregoing, Tenant shall have the right, but not the obligation, to cause the HVAC Repairs to be completed instead of Landlord, in which case, Landlord shall pay to Tenant’s contractor the portion of the costs of the HVAC Repairs for which Landlord is responsible pursuant to this Section 9.7.

If Tenant causes the HVAC Repairs to be completed and Landlord fails to pay Tenant’s contractor within thirty (30) days after a request therefor, Tenant reserves the right to pay its contractor for all of the HVAC Repairs and to set off the costs of any portion of the HVAC Repairs for which Landlord is responsible pursuant to this Section 9.7, plus interest at the rate of twelve percent (12%) per annum from the date of payment until repaid by Landlord, against any Rent until Tenant is fully reimbursed for such incurred costs. Further, to the extent that the amount of the costs due to Tenant as set forth in this Section 9.7 is greater than the Rent otherwise due under this Lease for the remainder of the Lease Term, Landlord shall promptly pay Tenant the balance due under this provision, which obligation shall survive termination of this Lease until Tenant is fully reimbursed.

“HVAC Repairs” shall mean all repairs and replacements to the HVAC System (including, without limitation, the cost of replacing any unit, or the compressors and condensers related thereto if such components cannot be reasonably repaired), and during any period that any portion of the HVAC System is being repaired or replaced, all temporary measures reasonably necessary to mitigate any failure of the HVAC System to heat or cool the Premises to a reasonable and customary temperature for a retail store.

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9.8 In addition to Tenant’s obligation to pay for routine maintenance of the HVAC System that is required under Tenant’s maintenance contract, Tenant shall also be responsible for up to Three Thousand Dollars ($3,000.00) in costs (in the aggregate) of any HVAC Repairs to the HVAC System or any of its components, or any other repairs or maintenance required for the Premises, in any calendar year of the Lease Term (the “Maintenance Cap”). Landlord shall be responsible for paying all costs of the HVAC Repairs to the HVAC System, and all necessary repairs or maintenance to the Premises (except for damage resulting from an act of negligence of Tenant) in excess of the Maintenance Cap in costs (in the aggregate) in any calendar year. Notwithstanding anything herein to the contrary, the amount of the Maintenance Cap shall be prorated for any partial calendar year on a per month basis.

In recognition of Tenant’s rights and obligations set forth in this Lease, Landlord agrees to provide Tenant with the benefit of all applicable manufacturer’s warranties for the HVAC System and other such infrastructure servicing the Premises, and agrees to cooperate with any efforts of Tenant to enforce all applicable manufacturer’s warranties. If for any reason, Tenant is unable to enforce any applicable manufacturer’s warranties, then Landlord agrees to immediately enforce such manufacturer’s warranties on behalf of Tenant or for itself, as necessary under the circumstances.

ARTICLE 10. Alterations.

10.1 Tenant shall not make any structural or exterior alterations, additions or improvements to the Demised Premises (whether initial improvements to the Demised Premises or alterations made thereafter) without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. Tenant shall be responsible, at its sole cost and expense, to obtain any licenses and permits, including building permits, required in connection with said alterations and with compliance with all applicable building laws and ordinances, and Tenant shall be responsible to provide evidence of adequate liability and workman’s compensation coverage for all persons performing such work prior to the entry onto the Project by any such persons. All alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures) which may be made or installed by either party upon the Demised Premises, including any floor covering cemented or adhesively attached, shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this Lease, unless Landlord requested their removal at the time when Landlord approved of the work by Tenant, in which event Tenant shall remove the same and restore the Demised Premises to their original condition at Tenant’s expense prior to Tenant’s vacancy of the Demised Premises.

ARTICLE 11. Landlord’s Right of Access; Use of Roof; Exterior Walls.

11.1 Landlord shall have the right to enter upon the Demised Premises at any reasonable time and upon reasonable prior notice to Tenant for the purpose of inspecting the same, or of making repairs to the Demised Premises, or removing hazardous materials, if any; or of showing the Demised Premises to prospective purchasers, lessees or lenders. Landlord acknowledges that the Tenant will be running a licensed pharmacy which has access restrictions to non-licensed pharmacy personnel. Landlord agrees to coordinate with Tenant for entry into any licensed space. Landlord shall take reasonable measures to minimize any interference with Tenant’s business operations. Use of the roof above the Demised Premises and of any exterior walls other than storefront is reserved exclusively to Landlord.

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ARTICLE 12. Signs.

12.1 Tenant shall be allowed signage at the entrance of the Demised Space and on pylon/monument sign at Tenant’s expense, each of which shall be consistent with existing tenants, per Landlord’s consent, which shall not be unreasonably withheld.

ARTICLE 13. Utilities.

13.1 Landlord agrees to provide at the Commencement Date the utility service connections necessary to supply water, electricity, telephone service, gas (if gas service is available), and sewerage service to the Demised Premises. Any changes to existing service due to Tenant’s occupancy shall be at Tenant’s expense.

13.2 Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service and other utilities furnished to the Demised Premises. Landlord may, if it so elects, furnish one or more utility services to Tenant, and in such event Tenant shall purchase the use of such services as are tendered by Landlord, and shall pay on demand as additional rent the rates established therefor by Landlord which shall not exceed the rates charged by the local public utility companies, or if any utility is supplied by or through Landlord but Tenant’s usage is not submetered, Tenant shall pay Landlord for its usage as reasonably estimated and billed by Landlord. Landlord may at any time with at least thirty (30) days’ prior notice discontinue furnishing any such service without obligation to Tenant.

13.3 Landlord shall not be liable for any interruption whatsoever in utility services nor shall there be an abatement of rates, charges or rents for an interruption, which is due to fire, accident, strike, acts of God or other causes beyond the control of Landlord, or in order to make alterations, repairs or improvements.

13.4 Upon the expiration of the Term or any extension thereof or sooner termination of this Lease pursuant to the terms hereof, Tenant shall arrange for the transfer to Landlord of all service contracts for utilities and other services to the Demised Premises then in Tenant’s name.

ARTICLE 14. Insurance: Indemnification: Waiver of Claims: Waiver of Subrogation.

14.1 Tenant, at its sole cost and expense, shall insure and keep the Demised Premises insured against such perils and hazards, and in such amounts and with such limits, as Landlord may reasonably require from time to time, which shall initially include, but not limited to:

(a) Commercial general liability insurance against (i) liability for injury or death of any person and (ii) liability for third party property damage resulting from Tenant’s operations upon the Demised Premises in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. Landlord shall be named as an additional insured on such insurance policy and certificates of insurance shall be provided to Landlord at the Commencement Date and annually upon renewal of the subject policy; and

(b) Personal property insurance coverage in such amount as Tenant shall deem necessary to fully insure Tenant’s furniture, fixtures, machinery, equipment, inventory and other personal property located on or about the Premises.

All insurance shall be carried in compliance with a Rating of A or better and a Financial Size Category of Class VII or higher, as set forth in the most recently published Best’s Key Rating Guide, or otherwise reasonably acceptable to Landlord. All liability policies shall provide thirty (30) days’ advance written notice to Landlord before any cancellation, material modification or notice of nonrenewal.

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14.2 As part of CAM charges, Landlord shall be responsible for fire and extended coverage and liability insurance on the Building and Common Areas. The fire and extended coverage insurance shall be issued by companies with ratings equal to or better than those set forth in Section 14.1 and the casualty insurance shall be for the full replacement value of the Building including change in conditions coverage. The liability insurance shall be not less than Two Million ($2,000,000.00) Dollars. The liability policy shall not be cancelled or modified except upon thirty (30) days’ prior written notice to Tenant. The cost of such insurance shall be apportioned to Tenant as part of CAM charges and prorated as described in Article 7.

14.3 The insurance shall be evidenced by a true and certified copy of the original policy or an original binder of insurance. Tenant shall deliver originals of all policies and renewals marked “paid” (or binders evidencing the same), to Landlord on or before the earlier of Tenant’s first entry onto the Premises or the Turnover Date and at least thirty (30) days before the expiration of existing policies. If Landlord has not received satisfactory evidence of such renewal or substitute insurance in the time frames specified herein and for an additional period of ten (10) days after Landlord delivers written demand to Tenant, then Landlord shall have the right, but not the obligation, to purchase such insurance for Landlord’s interest only. Any amounts so disbursed by Landlord shall be immediately payable by Tenant to Landlord together with interest thereon at the lesser of the rate of: (i) twelve (12%) percent per annum; or (ii) the highest interest rate allowed by applicable law. Nothing contained in this Article 14 shall require Landlord to incur any expense or take any action hereunder, and inaction by Landlord shall in no event be considered a waiver of any right accruing to Landlord on account of this Article 14.

14.4 Landlord and Tenant each hereby releases the other from any and all liability for any insured loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be caused in whole or in part by the fault or negligence of the other party, its agents, employees, or any other person for whom the other party may have responsibility. Under no circumstances shall either party incur liability to the other for any claim for consequential damages or lost profits.

14.5 Notwithstanding any provision to the contrary contained in this Lease, Tenant shall indemnify, defend, save and hold Landlord and Landlord’s agents harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees and disbursements, which may be imposed upon or incurred by or asserted against Landlord or Landlord’s agents by reason of any of the following occurring during the Lease Term and any extension thereof (such omission shall survive the expiration or other termination of this Lease):

(a) any work or thing done in, on or about the Demised Premises or any part thereof, excepting that which is done by or on behalf of Landlord;

(b) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or any street, avenue, alley, sidewalk, curb, passageway, entrances, or space adjacent thereto, except such as may be caused by Landlord’s negligence or willful misconduct;

(c) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees, or invitees; or

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(d) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Tenant’s part to be kept, observed and performed.

In case any action or proceeding is brought against Landlord by reason of any such claim as set forth in this Section 14.5, Tenant upon written notice from Landlord shall at Tenant’s sole cost and expense, including counsel fees, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld, but no approval of counsel shall be required in each and every instance where the claim is resisted or defended by counsel of an insurance carrier obligated to resist or defend such claim.

14.6 Notwithstanding any earlier expiration or termination of the Lease Term, Tenant’s obligations under Article 14 shall remain in effect until Tenant has delivered possession of the Demised Premises to Landlord and has removed all property of Tenant from the Demised Premises as required under Section 4.4.

14.7 Landlord shall indemnify, defend and hold Tenant harmless of and from any and all claims, demands, liabilities and causes of action from injury, death or damage to property occurring in the Common Areas, including, without limitation, costs, expenses and reasonable attorneys’ fees through all trial and appellate proceedings all to the extent of Landlord’s insurance covers such costs. The provisions of this Section 14.7 shall survive the expiration of the Lease Term or sooner termination of this Lease.

ARTICLE 15. Damage by Casualty.

15.1 In case of damage or destruction of all or any portion of the Premises, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair or cause to be repaired such damages with reasonable dispatch after receiving from the Tenant written notice of the damage. If the damages are such as to render the Premises untenantable, the rent shall be abated to an extent corresponding with the period during which and the extent to which the Premises have become untenantable; provided, however, if such damages are caused by the negligence of Tenant, or the agents, employees, invitees or licensees of Tenant, then notwithstanding such damages and untenantability, Tenant shall be liable for rent without abatement. In the event of damage to the Premises to the extent of more than fifty (50%) percent of the value of such Premises or which cannot be restored in one hundred eighty (180) days, Tenant shall give Landlord written notice of the damage after which either party may determine with reasonable dispatch, that the Lease shall be terminated, in which event all rent shall abate and this Lease terminate as of the date of the occurrence of event causing such damage.

ARTICLE 16. Eminent Domain.

16.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then, at Landlord’s or Tenant’s option, this Lease shall terminate. If any other part of the Project shall be so taken resulting in cancellation of the lease of any other tenant in the Project, Landlord may terminate this Lease by notice to Tenant. Upon any such termination the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

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16.2 If thirty percent (30%) or less of the Demised Premises should be taken, this Lease shall not terminate (except as provided above); however, the Minimum Annual Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority.

16.3 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business, for the taking of Tenant’s fixtures and other property of Tenant or Tenant’s relocation expenses if a separate award for such items is made to Tenant.

ARTICLE 17. Assignment and Subletting.

17.1 Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed if Landlord does not elect to recapture the Premises as provided below, (a) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (b) permit any assignment of this Lease by voluntary act, operation of law or otherwise; or (c) sublet the Demised Premises or any part thereof. Tenant shall, by written notice, advise Landlord of its desire (which assignment shall not be scheduled to be effective less than thirty (30) days after the date of Tenant’s notice) to assign this Lease or to sublet any part or all of the Demised Premises. Tenant’s notice shall include: (i) the identity of the proposed assignee or sublessee; (ii) a current balance sheet and profit and loss statements of the assignee or sublessee for each of the preceding three 3 years; (iii) description of the ownership of the assignee or sublessee; (iv) all of the preceding for any proposed guarantor of the assignee or sublessee; (v) description of the operations to be maintained by the assignee or sublessee in the Premises; (vi) description of any Leasehold improvements to be made; and (vii) a copy of the proposed assignment or sublease agreement, and any other documents which are necessary to fully and completely describe and disclose any consideration being paid on account of such assignment or subletting, all of which shall be delivered to Landlord together with Tenant’s notice. In such event and in all circumstances except the subletting of less than 60% of the Building, Landlord shall have the absolute right, regardless of the financial strength or business experience of the assignee or sublessee, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to cancel and terminate this Lease as of the date stated by Landlord in its notice of recapture, which date shall in no event be earlier than or more than thirty (30) days later than the date stated in Tenant’s notice; provided, however, Tenant may rescind its request by giving written notice to Landlord within ten (10) business days after receipt of Landlord’s recapture notice and doing so will void the Landlord’s recapture.

17.2 Any assignment, pledge, mortgage, hypothecation or sublease, even if consented to by Landlord, shall not relieve Tenant of any of its liabilities hereunder.

17.3 For purposes of the foregoing, a change in control or change in more than 50% of ownership interests of Tenant or Guarantor, shall be deemed to be an assignment within the meaning of this Article provided, however, in the event Tenant or Guarantor is a corporation whose stock is traded on a nationally recognized stock exchange, such public trading shall not constitute an assignment within the meaning of this Article.

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17.4 Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void. As a condition to considering any request or notice of Tenant of any assignment, Landlord may require payment from Tenant of $250.00 as an administrative fee, in addition to requiring payment by Tenant of all actual attorneys’ fees or expenses incurred, incident to a review or preparation of any documentation related to any proposed assignment or subletting by Tenant.

ARTICLE 18. Property Taxes.

18.1 Tenant shall be liable for all taxes (including special assessments) levied against the Premises. Taxes shall be apportioned to Tenant as part of Common Area Maintenance charges on a prorated basis as described in Article 7. Such payment shall be made by Landlord directly to the taxing authority prior to the due date of such bill and Landlord shall provide Tenant with a duplicate copy of the payment. In the event that real estate tax bills are sent to Tenant, Tenant shall promptly forward a copy to Landlord.

18.2 In the event a tax on rentals (other than income tax) is now or hereafter imposed, such tax shall be paid along with the payment of the rent or additional rent submitted by Tenant to Landlord as additional rent hereunder.

ARTICLE 19. Default by Tenant and Remedies.

19.1 The occurrence of any one or more of the following shall each be a “Default” or an “Event of Default” under this Lease:

(a) Tenant shall fail to pay any sum due under this Lease within five (5) business days after written notice thereof is provided by Landlord; or

(b) Tenant shall fail to perform or comply with any nonmonetary term, covenant, agreement or condition hereof and, unless a different time period is specified for such obligation, such failure shall continue for more than thirty (30) days after receipt of written notice thereof from Landlord or such longer period of time as may reasonably be required, provided Tenant has commenced to cure such default within thirty (30) days and diligently prosecutes the same to completion, but no longer than ninety (90) days; or

(c) Tenant or any Guarantor of Tenant’s obligations under this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

(d) if within sixty (60) days after the commencement of any proceeding against Tenant or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment without the consent or acquiescence of Tenant or any Guarantor, of any trustee, receiver or liquidator of Tenant, or of any material part of its properties, such appointment shall not have been vacated. This is a Project Lease as provided in Section 365(b)(3) of the Bankruptcy Code, 11 U.S.C.

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The notice and grace period provisions in subparagraphs (a) and (b) above shall have no application to the defaults referred to in subparagraphs (c) and (d) above.

19.2 Upon the occurrence of any Event of Default, Landlord shall have all rights and remedies available at law or in equity and additionally, at any time thereafter, may exercise any one or more of the following specific remedies:

(a) Termination of Lease. Landlord may terminate this Lease, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Demised Premises to Landlord.

(b) Reletting.

(A) With or without terminating this Lease, as Landlord may elect, Landlord may reenter and repossess the Demised Premises, or any part thereof, and (subject to any then existing sublease) Lease the Premises to any other person or entity upon such terms as Landlord shall deem reasonable, for a term within or beyond the Term of this Lease. Any such reletting prior to termination shall be for the account of Tenant. Tenant shall remain liable for (X) all Minimum Annual Rent and additional rent which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant, and for (Y) all of Landlord’s expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and expenses, employees’ expenses, reasonable alteration costs, and expenses of preparation for such reletting).

(B) If the Demised Premises are at the time of the occurrence of the Event of Default sublet or leased by Tenant to others, Landlord may, as Tenant’s agent, collect rents due from any subtenant or other tenant and shall apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

19.3 No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

19.4 If Landlord at any time is compelled to pay, or elects to pay, any sum of money, or to do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provisions of this Lease, whether or not constituting an Event of Default, or if Landlord incurs any expense, including reasonable counsel fees, in instituting, prosecuting or defending against any action or proceeding instituted by reason of any default or threatened default of Tenant hereunder, the amount of such payments or expenses shall be paid by Tenant to Landlord as additional rent within five days after Tenant’s receipt of Landlord’s demand therefor.

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19.5 No waiver by Landlord of any breach by Tenant of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of its rights and remedies with respect to such or any subsequent breach. Landlord shall have the right at all times, any law, usage or custom notwithstanding, to enforce strictly the provisions of this Lease, and the failure of Landlord at any time or times strictly to enforce any provision hereof shall not be construed as having created a custom or waiver in any way contrary to the specific provisions of this Lease or as having in any way or manner modified this Lease.

19.6 Landlord and Tenant shall be entitled to all attorneys’ fees and all other costs actually incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced, and such fees and costs shall constitute additional rent hereunder and shall be due and payable on demand.

ARTICLE 20. Landlord’s Lien.

20.1 Landlord agrees to subordinate any statutory lien it may have on Tenant’s equipment located within the Premises to the lien of an institutional lender, provided that Landlord approves the transaction as being reasonably necessary for Tenant’s operations at the Premises, and further provided that the subordination must be limited to a specified financing transaction and specified items of the fixtures, equipment or inventory involved in the transaction. Such subordination shall be upon such terms as Landlord shall reasonably require and upon Landlord’s request Tenant shall pay to lender an administrative processing fee of $250.00 and shall pay all of Landlord’s reasonable legal expenses actually incurred in regard to any requested subordination.

ARTICLE 21. Brokers.

21.1 Tenant represents that it has dealt with no brokers with respect to the Demised Premises except U.S. Commercial Realty (“Broker”) and Tenant shall indemnify and hold harmless Landlord against any claims made by other brokers who claim to have represented Tenant. Landlord represents that it has dealt with the Broker and recognizes that Landlord shall be responsible for the payment of a brokerage commission in an amount equal to five (5%) percent of the base annual rental amount payable annually upon occupancy and each year thereafter for the initial lease term and Option Period up to a maximum of six (6) years.

ARTICLE 22. Reciprocal Easement Agreements; Severance of Title.

22.1 Landlord reserves the right to enter into, amend, modify and record against all or portions of the Project, excluding the Demised Premises, a written declaration or agreement, creating mutual, reciprocal and interdependent rights for the use of the parking and other common areas and the utilities and facilities of the Project. Landlord shall be entitled to enter into such agreement with the owners of adjacent properties and to grant such rights to the owners and users thereof. Any such declaration or agreement may not violate any rights expressly reserved to Tenant in this Lease nor materially and adversely impair Tenant’s rights under this Lease. Tenant shall execute from time to time such instruments as may be reasonably required by Landlord and its mortgagee(s) to effectuate the provisions of this Section.

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ARTICLE 23. Subordination.

23.1 (a) This Lease is and shall be automatically subject and subordinate to any and all ground Leases, mortgages or deeds of trust (collectively called “Mortgages”) now or hereinafter placed upon the Premises, and to all future modifications, consolidations, replacements, extensions and renewals of, and all amendments and supplements to said Mortgages. Tenant shall attorn to and recognize the Landlord, mortgagee, or trustee or the purchaser at the foreclosure or judicial sale (collectively called “Purchaser”) in the event of such foreclosure or other default proceeding or a deed in lieu of foreclosure, as Tenant’s Landlord for the balance of the term of this Lease and any extensions thereof, subject to all of the terms and provisions hereof. Such Purchaser shall not be:

(i)	liable for any act or omission of Landlord;

(ii)	subject to any offsets or defenses which Tenant might have against Landlord;

(iii)	bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month; and

(iv)	bound by any amendment or modification of this Lease made without its consent if Tenant was obligated to give notice to such Purchaser pursuant to Section 23.3 at the time when the amendment was executed.

23.2 Although the provisions of Section 23.1 are intended to be automatic and self effectuating, Tenant agrees to execute, acknowledge, and “deliver any and all documents required to confirm the provisions of Section 23.1 within ten (10) days after receipt of any written request from Landlord.

23.3 Tenant agrees to give any such holders of any Mortgages by registered or certified mail a copy of any notice of default served upon the Landlord and a copy of any request for amendment to this Lease, provided that prior to such notice, Tenant has been notified in writing (in accordance with Section 25.1 of this Lease) of the address of such holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such holders shall have an additional thirty (30) days within which to cure such default or if such default canllot be cured within that time, then such additional time as may be necessary to cure such default (including, but not limited to, commencement of foreclosure or default proceedings, if necessary, to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued to completion.

ARTICLE 24. Limitation of Landlord’s Liability.

24.1 The word “Landlord” is used herein to include the Landlord named above as well as its successors and assigns, and, as applicable, its heirs, executors, and administrators, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had if it originally had signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Demised Premises except for obligations that may have theretofore accrued. Neither Landlord nor any principal, partner, shareholder or member of Landlord nor any owner of the Project, if different, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Demised Premises; and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant’s remedies.

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ARTICLE 25. Notices.

25.1 Any notices required or permitted to be given hereunder shall be in writing and deemed given and received on the day when received or rejected after being sent by registered or certified U.S. Postal Service mail, postage prepaid, return receipt requested, or on the first business day after being sent by nationally recognized overnight delivery service that has obtained written confirmation of receipt from the addressee, addressed as follows:

If to Landlord:	Running Pump Business Center, LP
c/o Daniel A. Berger, CCIM, SIOR
U.S. Commercial Realty
1650 Crooked Oak Drive, Suite 310
Lancaster, PA 17601

With a copy to:	Running Pump Business Center, LP
c/o Pam Bazella
520 East Oregon Road, Suite 103
Lititz, PA 17543

If to Tenant:	LifeMD
Accounts Payable
AP@lifeMD.com
236 5th Ave
New York, NY 10001

or to such other person or address as the party to be charged with such notice may direct by notice given in the aforesaid manner. Notices may be sent on behalf of a party by their legal counsel. In the event that for any reason notice is undeliverable to either Tenant at the foregoing addresses, or if either refuses delivery of notice, such notice may be posted at the entrance of the Demised Premises and such posting shall constitute delivery and receipt of notice.

ARTICLE 26. Estoppel Certificate.

26.1 Tenant agrees upon request of the Landlord to execute and deliver within ten (10) days after receipt of any written request, an “estoppel certificate” stating the amount of rent due from Tenant hereunder, that this Lease remains in full force and effect without modification, the date to which rent has been paid, that the party executing such certificate has no set-offs against rent, and such other information concerning this Lease as may be reasonably requested; or, if this Lease has been modified, or if there are any set-offs against rent, the exact nature of the modifications and the precise amount of the set-offs, all in the form requested by Landlord. Such estoppel certificates may be relied upon by the recipient and by any prospective mortgagee or purchaser of the Demised Premises. Tenant hereby irrevocably appoints the Landlord as the attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such estoppel certificate if Tenant has failed to do so within the required time.

ARTICLE 27. Requirements of Public Authorities and Environmental Matters.

27.1 Tenant shall comply with all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental authority or agency having jurisdiction over Tenant and/or the Demised Premises or any part thereof, and of every Board of Underwriters having jurisdiction, or any similar body exercising similar functions, which may be applicable to Tenant or to the Demised Premises, or any part thereof, or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Demised Premises, or any part thereof, whether or not such laws, ordinances, rules, regulations, and requirement shall necessitate structural changes or improvements to, or interfere with the use or enjoyment of, the Demised Premises or any part thereof.

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27.2 (a) The term “Environmental Law” shall mean any federal, state or local, statute, act, law, ordinance, rule, regulation or order pertaining to the environment whether now or hereafter enacted and whether or not listed in this definition such as the following:

(i)	The Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99499, 100 Stat 1613, 1986) (“SARA”);

(ii)	The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. se_. (“RCRA”);

(iii)	Toxic Substances Control Act, 15 U.S.C. Section 2601 (“TSCA”);

(iv)	The Clean Water Act, 33 U.S.C. Section 407 et. sea.; (“CWA”);

(v)	The Clean Air Act, 42 U.S.C. Section 7901 et. sea.;

(vi)	Any similar statute, law, ordinance, rule, regulation or order adopted in the jurisdiction in which the Demised Premises is located at any time whether before or after the execution of this Lease which are applicable to the Demised Premises.

(b) “Hazardous Substance” shall mean any hazardous or toxic substance as defined in any Environmental Law or in any rule, regulation, or order issued pursuant to any Environmental Law. For the avoidance of doubt, “Hazardous Substance” does not include hazardous as defined under OSHA, United States Pharmacopeia (USP) standards, or state pharmacy regulations.

(c) “Enforcement-Agency” shall mean the Environmental Protection Agency (“EPA”), the Department of Environmental Protection (“DEP”) and any state, county, municipal or other agency having authority to enforce any Environmental Law.

27.3 All alterations made in or to the Demised Premises by Tenant shall be in accordance with and shall comply with all Environmental Laws and the requirements of any Enforcement Agencies.

27.4 Tenant shall not intentionally or unintentionally generate, use, store, handle, spill or discharge any Hazardous Substance at or in the vicinity of the Demised Premises; provided, that Tenant shall be entitled to use copiers, toners, and cleaning supplies as long as they are used for their intended purpose and in accordance with applicable law. Tenant shall also be permitted to run a pharmacy operation which may generate hazardous waste as defined by the Resource Conservation and Recovery Act and similar corresponding state or local regulations. Tenant shall not violate any environmental law..

27.5 Within ten (10) days after request therefor, Tenant shall comply with any reasonable requirement necessary in order to comply with any Environmental Law.

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27.6 Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Demised Premises.

27.7 If Tenant causes the release of a Hazardous Substance in excess of the reportable quantity or is requested or required by any Enforcement Agency to correct a condition at the Demised Premises which could allow or cause a Release (as provided under any Environmental Law), Tenant shall notify Landlord promptly upon Tenant’s receipt of notice of such event and shall, at its sole expense, promptly take all actions which are required of Tenant under Environmental Law or as reasonably requested by Landlord or by any mortgagee of the Project. Tenant shall promptly thereafter provide evidence satisfactory to Landlord, in Landlord’s reasonable discretion, that Tenant has complied with, or is taking steps designed to insure compliance with the requirements of Environmental Law or of the Enforcement Agency or of Landlord or such mortgagee. Tenant recognizes that an Environmental Law may initially only require that Tenant perform monitoring but may eventually require that Tenant take affirmative measures to alleviate the condition. Tenant acknowledges such responsibility.

27.8 At any time throughout the term of this Lease and any extension thereof, after five days’ written notice and during Tenant’s regular business hours, Landlord may cause an inspection to be made of the Demised Premises and its surrounding area for the purpose of determining whether any Hazardous Substance is present thereon.

27.9 (a) Within thirty (30) days prior to the expiration or sooner termination of this Lease or any subletting of any part of the Demised Premises, Tenant shall, at Tenant’s expense, obtain from a reputable environmental consultant engaged by Tenant, at Tenant’s expense, a “Phase I Environmental Assessment of the Premises addressed to Landlord and to any Mortgagee requested by Landlord. In the event of Tenant’s failure to comply in full with this Section, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate. This Section 27 shall survive the expiration or sooner termination of this Lease.

27.10 In the event that at the date of termination or expiration of this Lease, Tenant has not complied in full with all obligations of this Article 27 and such failure to comply materially prevents Landlord from leasing the Demised Premises to another Tenant, the term of this Lease shall be deemed to continue (at Landlord’s option) until the time when Tenant has complied in full with its obligations so that Landlord can let the Demised Premises to another Tenant. Such obligation shall remain in effect even though Tenant may be barred or otherwise unable to use the Demised Premises for all or a portion of the period until compliance by Tenant. Tenant shall also be responsible to pay any fines, penalties or other sums that are assessed against Tenant, Landlord or the Demised Premises on account of Tenant’s lack of compliance.

27.11 Tenant shall indemnify, defend, save, and hold Landlord harmless of and from any and all claims arising by reason of any violation by Tenant of the provisions of this Article 27 and this indemnity shall survive expiration or other termination of this Lease.

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ARTICLE 28. Accord and Satisfaction.

28.1 No payment by Tenant or receipt by Landlord of a lesser amount than is due hereby shall be deemed to be other than on account of the earliest Minimum Annual Rent or additional rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of sums owed or pursue any other remedy.

ARTICLE 29. Miscellaneous.

29.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

29.2 For purposes of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine shall include the feminine and the neuter, as the context may require. The word “Landlord” as used herein shall mean the owner from time to time of fee title to the Demised Premises or the ground lessee’s interest in and to the underlying real estate, and upon transfer of fee or Leasehold title, the person named herein as Landlord shall have no further liability or obligation hereunder.

29.3 The captions used herein are for convenience only and do not limit or amplify the previsions hereof.

29.4 Time is of the essence of this Lease. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.

29.5 One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the ether party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

29.6 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, delay of inability to obtain a necessary governmental approval, permission, or guidance, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

29.7 This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. Every term, condition, covenant and prevision of this Lease, having been negotiated in detail and at length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

29.8 The laws of the Commonwealth of Pennsylvania shall govern the interpretation, validity, performance, and enforcement of this Lease, and venue for resolution of any dispute arising under this Lease lies exclusively in Lancaster County, Pennsylvania and in the Federal District Court for Pennsylvania. Each party waives the right to a jury in any action, preceding or counterclaim brought by either of them against the other on any matter whatsoever arising under this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

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29.9 This Lease shall be binding upon the parties hereto and shall be binding upon and inure to the benefit of and be enforceable by their respective successors and assigns and, as applicable, their heirs, executors, and administrators. In the event that it is determined that the named Tenant did not constitute a legal entity as of the date of execution of this Lease, then the person executing this Lease shall be deemed to have done so in his or her personal capacity.

29.10 In addition to the Minimum Annual Rent payable hereunder, all other payments to be made by Tenant, either to Landlord or the merchants association, shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such, and Landlord shall have the same remedies for failure to pay the same as for nonpayment of rent. Tenant shall not withhold or make other adjustments in its specified rent amounts for any reason.

29.11 No act or thing done by Landlord or its agent during the Lease Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless the same be made in writing and subscribed by Landlord.

29.12 All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Lease Term shall survive the expiration or earlier termination of the Lease Term, including, without limitation, all payment obligations with respect to rent, Common Area expenses, taxes, insurance and all obligations concerning the condition of the Demised Premises.

29.13 If any clause or provision of this Lease, or the application thereof to any person or in any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such clause or provision to persons or in circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each clause and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto on the date set forth above have caused this Lease to be executed by their duly authorized representatives.

Landlord:	RUNNING PUMP BUSINESS CENTER, LP

Attest: _________________________________________	By:	/s/ Daniel A. Berger
	Name:	Daniel A. Berger
	Title:	Managing Member

Tenant:	LIFEMD.

Attest: _________________________________________	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber, CEO
Title:

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EXHIBIT “A”

[***]

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EXHIBIT “B”

RULES AND REGULATIONS

[***]

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EXHIBIT “C”

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EXHIBIT “D”

LANDLORD’S WORK

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EXHIBIT “E”

TENANT’S WORK

[***]

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EXHIBIT “F”

SPECIFICATIONS FOR H.V.A.C. MAINTENANCE AGREEMENT

[***]

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